EXHIBIT 1.2

Pricing Agreement

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Calyon Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Blaylock Robert Van, LLC

350 Frank H. Ogawa Plaza

Oakland, California 94612

Cabrera Capital Markets, LLC

10 South LaSalle Street

Chicago, Illinois 60603

November 18, 2008

Ladies and Gentlemen:

Southern California Gas Company, a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 18, 2008 (the “Underwriting Agreement”) between the Company on the one hand and BNP Paribas Securities Corp., Calyon Securities (USA) Inc., J.P. Morgan Securities Inc., Blaylock Robert Van, LLC and Cabrera Capital Markets, LLC (the “Underwriters”) on the other hand, to issue and sell to the Underwriters named in Schedule I hereto the First Mortgage Bonds specified in Schedule II hereto (the “Designated Bonds”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement and the Applicable Time (as defined herein), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement and the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Designated Bonds which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to

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you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Bonds pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, and a Final Term Sheet (as defined in the Underwriting Agreement) relating to the Designated Bonds, in the form attached hereto as Schedule III, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Bonds set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company, on the other hand. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature Page Follows]

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Very truly yours, Southern California Gas Company

By:	/s/ Robert Schlax
Name: Robert Schlax Title: Vice President, Controller and Chief Financial Officer

Accepted as of the date hereof:

BNP Paribas Securities Corp.

By:	/s/ Jim Turner
Name: Jim Turner Title: Managing Director Head of Debt Capital Markets

Calyon Securities (USA) Inc.

By:	/s/ Jean Francois Deroche
Name: Jean Francois Deroche Title: Executive Vice President

J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi Title: Vice President

Blaylock Robert Van, LLC

By:	/s/ Clifford Swint
Name: Clifford Swint Title: Executive Vice President

Cabrera Capital Markets, LLC

By:	/s/ Robert Aguilar
Name: Robert Aguilar Title: Chief Operating Officer

[Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of Designated Bonds to be Purchased
BNP Paribas Securities Corp.	$78,333,000
Calyon Securities (USA) Inc.	78,333,000
J.P. Morgan Securities Inc.	78,334,000
Blaylock Robert Van, LLC	7,500,000
Cabrera Capital Markets, LLC	7,500,000

Total	$250,000,000

Schedule I-1

SCHEDULE II

Title of Designated Bonds:

5.50% First Mortgage Bonds, Series LL, due 2014

Aggregate principal amount:

$250,000,000

Price to Public:

99.849% of the principal amount of the Designated Bonds, plus accrued interest, if any, from November 21, 2008 if settlement occurs after that date

Purchase Price by Underwriters:

99.249% of the principal amount of the Designated Bonds

Form of Designated Bonds:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same day) funds

Applicable Time:

4:30 p.m. (New York City time), November 18, 2008

Time of Delivery:

10:00 a.m. (New York City time), November 21, 2008

Indenture:

Indenture dated October 1, 1940, as amended and supplemented to date, including the Supplemental Indenture dated as of November 21, 2008, between the Company and U.S. Bank National Association, as successor trustee

Maturity:

March 15, 2014

Schedule II-1

Interest Rate:

5.50%

Interest Payment Dates:

March 15 and September 15, commencing March 15, 2009

Redemption Provisions:

The Designated Bonds may be redeemed, in whole or in part at the option of the Company, at any time or from time to time on the terms and subject to the conditions set forth in the final prospectus supplement dated November 18, 2008 relating to the Designated Bonds

Sinking Fund Provisions:

No sinking fund provisions

Closing location for delivery of Designated Bonds:

Latham & Watkins LLP

633 West Fifth Street

Los Angeles, California 90071

Additional Closing Conditions:

Not applicable

Names and addresses of Underwriters:

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Calyon Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Blaylock Robert Van, LLC

350 Frank H. Ogawa Plaza

Oakland, California 94612

Schedule II-2

Cabrera Capital Markets, LLC

10 South LaSalle Street

Chicago, Illinois 60603

Schedule II-3

SCHEDULE III

Final Term Sheet

November 18, 2008

Issuer:	Southern California Gas Company

Security:	5.50% First Mortgage Bonds, Series LL, Due 2014

Aggregate Principal Amount Offered:	$250,000,000

Interest Payment Dates:	March 15 and September 15, commencing March 15, 2009

Coupon:	5.50%

Maturity:	March 15, 2014

Yield to Maturity:	5.535%

Spread to Benchmark Treasury:	332 basis points

Benchmark Treasury:	2.750% due October 31, 2013

Benchmark Treasury Yield:	2.215%

Optional Redemption Provision:	Make Whole Call UST + 50 basis points

Price to Public:	99.849%

Settlement Date:	November 21, 2008

CUSIP:	842434CH3

Anticipated Ratings:	A1 (stable) by Moody’s Investors Service A+ (negative) by Standard & Poor’s Ratings Services AA (stable) by Fitch Ratings

Joint Book-Running Managers:	BNP Paribas Securities Corp. Calyon Securities (USA) Inc. J.P. Morgan Securities Inc.

Co-Managers:	Blaylock Robert Van, LLC Cabrera Capital Markets, LLC

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll free at (800) 854-5674, Calyon Securities (USA) Inc. toll free at (866) 807-6030 or J.P. Morgan Securities Inc. collect at (212) 834-4533.

Schedule III-1

SCHEDULE IV

The Final Term Sheet attached as Schedule III to the Pricing Agreement